UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 6, 2016

ALEXANDRIA REAL ESTATE EQUITIES, INC.
(Exact name of registrant as specified in its charter)

Maryland	1-12993	95-4502084
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

385 East Colorado Boulevard, Suite 299
Pasadena, California	91101
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (626) 578-0777

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4 (c) under the Exchange Act (17 CFR 240.13e-4 (c))

Item 7.01.  Regulation FD.

Alexandria Real Estate Equities, Inc. (the “Company”) issued its 2016 updated guidance on July 6, 2016. A copy of the 2016 updated guidance is attached hereto as Exhibit 99.1 and incorporated herein by reference. The updated guidance, including Exhibit 99.1, shall be deemed "filed" for the purposes of Section 18 of the Securities Exchange Act of 1934.

Item 8.01.  Other Events.

Recent Developments

One Kendall Square Acquisition

In June 2016, we entered into a definitive agreement to acquire One Kendall Square, a 644,771 RSF, seven-building collaborative science and technology campus in our East Cambridge urban innovation cluster submarket located in Greater Boston (the “One Kendall Square Acquisition”). The purchase price is $725 million, including the assumption of a secured note payable with an outstanding balance of approximately $203 million. The secured note payable has a maturity date of February 2024 and an interest rate of 4.82%. We are in the process of obtaining approval for the assumption of the secured note payable and expect closing of the One Kendall Square Acquisition over the next several months. Although we currently expect to complete this acquisition over the next several months, the One Kendall Square Acquisition is subject to customary closing conditions, and there is no assurance that the One Kendall Square Acquisition will be completed, or will be completed in the time frame, on the terms or in the manner currently anticipated.

One Kendall Square Acquisition - Investment Highlights:

•
This near-term acquisition opportunity is consistent with our disciplined strategy of allocating capital into projects in key urban innovation clusters with opportunity for organic growth and future value-creation

•	East Cambridge, Massachusetts is a leading life science cluster submarket

•	Excellent opportunity to expand our urban innovation campus strategy in Cambridge and significantly increase One Kendall Square net operating income and cash flows post-acquisition

•	In close proximity to Alexandria Center® at Kendall Square, Alexandria Technology Square®, and MIT

Significant internal growth opportunity

•	Seven buildings aggregating 644,771 RSF, consisting of 48% office, 36% office/laboratory, 16% retail/other RSF, and 1,530-space garage

•	The campus is currently 98.5% occupied

•	We have a significant opportunity to increase cash flows from operating activities in the near-term

•	$47/RSF average below market in-place rents

•	55% contractual lease expirations through 2019

•	Conversion of office space to lab space at significantly higher rents

Significant external growth opportunity

•	Additional opportunity to increase cash flows in the near-term during period of solid demand and very limited supply of space in Cambridge

•	Entitled land parcel for near-term ground-up development of additional building aggregating 172,500 square feet

Initial stabilized yields

We believe the One Kendall Square Acquisition provides the opportunity for us to grow the initial stabilized yield from 5.8% to 6.4% and initial stabilized cash yield from 4.7% to 6.2% upon completion of the ground-up development and near term lease renewals and re-leasing of space. Additionally, we believe there will be opportunities to realize further growth in operating cash flows and improve our projected returns.

We caution you not to place undue reliance on the approximate initial yields and anticipated yields upon completion of the ground-up development because it is based on information provided to us by the seller in the diligence process and certain assumptions applied by us related to anticipated occupancy, rental rates and operating expenses over the twelve months immediately following our acquisition or expected acquisition date, as applicable. Our experience operating the campus may change our expectations with respect to the operating performance. In addition, the actual performance may differ from the description above based on numerous factors, including our difficulties achieving assumed occupancy and/or rental rates, unanticipated expenses, the results of our final purchase price allocation and property tax reassessments, as well as the risk factors set forth in this prospectus supplement and documents incorporated by reference herein. We can provide no assurance that the actual yields for the campus will be consistent with the anticipated yields set forth above.

Other Recent Developments

Sale of partial interest in real estate

In June 2016, we entered into a joint venture agreement with TIAA Global Asset Management ("TIAA") to sell a 45% partial interest in 10290 Campus Point Drive, a 304,326 RSF redevelopment project in San Diego 100% leased to Eli Lilly and Company. Our partner is expected to fund substantially all of the remaining costs to complete the redevelopment at 10290 Campus Point Drive. This sale of a partial interest closed in late June 2016.

Additionally, in June 2016, we also entered into a separate joint venture agreement with TIAA to sell a 45% partial interest in 10300 Campus Point Drive, consisting of 449,759 RSF space primarily leased to Celgene Corporation, Eli Lilly and Company, and The Regents of the University of California. This sale of a partial interest is expected to close in the second half of 2016.

Total gross estimated proceeds from these two separate sales of partial interests are approximately $256 million, representing a 5.7% cash capitalization rate. The cash capitalization rate reflects the near-term contractual lease expiration by Eli Lily & Company of 125,409 RSF as they are expected to expand into 304,326 RSF at 10290 Campus Point Drive. Proceeds from the partial sale of the joint venture that closed in June 2016 were approximately $31 million. Estimated proceeds of approximately $45 million, $165 million, and $15 million are expected to be received by us in the third quarter of 2016, the fourth quarter of 2016 and the first quarter of 2017, respectively. There is no assurance that the sales will be completed, or will be completed in the time frame, on the terms or in the manner currently anticipated.

Issuance of unsecured senior notes

In June 2016, we completed an offering of $350 million senior notes due 2027, at an interest rate of 3.95%. The net proceeds of $344.7 million were used to repay outstanding borrowings under our unsecured senior line of credit. As of June 30, 2016, we had $72 million outstanding under our unsecured senior line of credit.

Issuance of common stock under our At-The-Market (“ATM”) program and repurchase of preferred stock
During the three months ended June 30, 2016, we sold an aggregate of 3,655,256 shares of common stock under our ATM program for gross proceeds of $348.4 million, or $95.31 per share, and net proceeds of approximately $343.2 million. No amounts remain available for issuance under our ATM program.
During the three months ended June 30, 2016, we repurchased 1,000,000 outstanding shares of our Series D cumulative convertible preferred stock at an aggregate price of $33.7 million, or $33.69 per share, and recognized a preferred stock redemption charge of $9.5 million in the second quarter of 2016.

Projected net debt to adjusted EBITDA
Our projected 2016 quarterly annualized net debt to adjusted EBITDA targets are as follow:

•	Second quarter of 2016 net debt to adjusted EBITDA expected to be 6.8x to 6.9x; and

Fourth quarter of 2016 net debt to adjusted EBITDA expected to be 6.2x to 6.6x, assuming the completion of the One Kendall Square real estate acquisition by September 30, 2016, including the assumption of $203 million of secured debt, and the full physical settlement of the forward sale agreements of 6.5 million shares of our common stock, including shares that may be sold pursuant to the underwriters’ option to purchase additional shares. There is no assurance that the One Kendall Square Acquisition will be completed, or will be completed in the time frame, on the terms or in the manner currently anticipated.

Item 9.01. Financial Statements and Exhibits.

(d)	Exhibits 99.1 2016 updated guidance issued by Alexandria Real Estate Equities, Inc. on July 6, 2016.
The exhibit referenced herein provides a reconciliation of FFO per share, a non-GAAP measure, to earnings per share, the most directly comparable GAAP measure, as well as other key assumptions included in our guidance for the year ended December 31, 2016. Our expected sources and uses of capital are subject to a number of variables and uncertainties, including those discussed under the “Forward-looking statements” section under Part I and the “Risk Factors” section under Item 1A of our annual report on Form 10-K for the year ended December 31, 2015, and in subsequent quarterly reports on Form 10-Q.  We expect to update our forecast of sources and uses of capital on a quarterly basis.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ALEXANDRIA REAL ESTATE EQUITIES, INC.

July 6, 2016	By:	/s/ Dean A. Shigenaga
Dean A. Shigenaga
Chief Financial Officer

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